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                                                                    EXHIBIT 23.1

            CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS,
                             AND REPORT ON SCHEDULE

  We consent to use in this registration statement of Alteon WebSystems, Inc. on Form S-1 of our report dated August 14, 1998 (June 30, 1999 as to Note 14), appearing in the prospectus, which is part of this registration statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such prospectus.

  Our audits of the consolidated financial statements referred to in our report above also included the consolidated financial statement schedule of Alteon WebSystems, Inc., listed in Item 16(b). This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

July 9, 1999
San Jose, California